Subsidiaries of the Company


                                            Percentage         Jurisdiction of
Subsidiaries                                   Owned            Incorporation
------------                                   -----            -------------

American Bank of New Jersey                    100%               United States

ASB Investment Corp                            100%               New Jersey

American Savings Investment Corp.              100%               New Jersey
(indirect subsidiary, 100% owned
by American Bank of New Jersey)